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                                                                     Exhibit 5.1

                  [Letterhead of Cadwalader, Wickersham & Taft]


August 13, 1999





Lodgian Financing Corp.
Lodgian, Inc. and
the Subidiaries listed on Schedule A attached hereto
3445 Peachtree, N.E.
Suite 700
Atlanta, Georgia 30326



Re: Registration Statement on Form S-4 related to 12 1/4% Senior Subordinated Notes due 2009, Series B

Dear Ladies and Gentlemen:

We have acted as special counsel for Lodgian Financing Corp., a Delaware corporation ("Lodgian Financing"), Lodgian, Inc., a Delaware corporation ("Lodgian"), and the subsidiaries of Lodgian Financing listed on Schedule A attached hereto (collectively, the "Issuers") in connection with the preparation of the Issuers' Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission") on the date hereof and to which this opinion letter is an exhibit. The Registration Statement relates to Lodgian Financing's offer to exchange its 12 1/4% Senior Subordinated Notes due 2009, Series B (the "Exchange Notes") for any and all of its outstanding 12 1/4% Senior Subordinated Notes due 2009, Series A (the "Old Notes"). The Old Notes were issued, and the Exchange Notes are to be issued, under an indenture, dated as of July 23, 1999 (the "Indenture"), by and among Lodgian Financing, as issuer, and Lodgian and the subsidiaries listed on Schedule A, as guarantors (collectively, in such capacity, the "Guarantors"), and Bankers Trust Company, as trustee.

In rendering the opinions expressed below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus constituting a part thereof, (b) the Indenture filed as an exhibit to the Registration Statement and

Lodgian Financing Corp.
Lodgian, Inc. and
the Subidiaries listed on Schedule A   -2-                       August 13, 1999

(c) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of law as we have deemed appropriate. In addition, we have assumed that the Exchange Notes and the guarantees of the Guarantors (the "Guarantees") will be executed and delivered in substantially the form in which they are filed as exhibits to the Registration Statement.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1. The Exchange Notes and the Guarantees will be legally and validly issued and binding obligations of Lodgian Financing and the Guarantors, as the case may be, (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (b) the Exchange Notes shall have been duly executed, authenticated and delivered, and the Guarantees shall have been duly executed and delivered, as contemplated in the Registration Statement.

2. The statements made in the Prospectus constituting a part of the Registration Statement under the caption "Certain U.S. Federal Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States of America, constitute a fair summary of the principal federal income tax consequences of an investment in the Exchange Notes.

Lodgian Financing Corp.
Lodgian, Inc. and
the Subidiaries listed on Schedule A   -3-                       August 13, 1999

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.



Very truly yours,






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                                                                      SCHEDULE A

                                                           STATE OF
                 NAME OF SUBSIDIARY                      ORGANIZATION
                 ------------------                      ------------
SHEFFIELD MOTEL ENTERPRISES, INC.                           Alabama
DOTHAN HOSPITALITY 3053, INC.                               Alabama
DOTHAN HOSPITALITY 3071, INC.                               Alabama
GADSDEN HOSPITALITY, INC.                                   Alabama
SERVICO FLAGSTAFF, INC.                                     Arizona
LODGIAN ANAHEIM INC                                       California
LODGIAN ONTARIO INC.                                      California
SERVICO PENSACOLA, INC.                                    Delaware
SERVICO PENSACOLA 7200, INC.                               Delaware
SERVICO PENSACOLA 7330, INC.                               Delaware
SERVICO FT. PIERCE, INC.                                   Delaware
AMI OPERATING PARTNERS, L.P.                               Delaware
SERVICO WEST PALM BEACH, INC.                               Florida
SERVICO WINTER HAVEN, INC.                                  Florida
SERVICO SILVER SPRING, INC.                                 Florida
ALBANY HOTEL, INC.                                          Florida
PALM BEACH MOTEL ENTERPRISES, INC.                          Florida
SERVICO NORTHWOODS, INC.                                    Florida
SERVICO WINDSOR, INC.                                       Florida
BRUNSWICK MOTEL ENTERPRISES, INC.                           Georgia
LITTLE ROCK LODGING ASSOCIATES I, L.P.                      Georgia
ATLANTA HILLSBORO LODGING, LLC                              Georgia
LODGIAN RICHMOND, L.L.C.                                    Georgia

SERVICO ROLLING MEADOWS, INC.                              Illinois
SERVICO CEDAR RAPIDS, INC.                                   Iowa
SERVICO METAIRIE, INC.                                     Louisiana
SERVICO COLUMBIA, INC.                                     Maryland
SERVICO COLESVILLE, INC.                                   Maryland
SERVICO MARYLAND, INC.                                     Maryland
NH MOTEL ENTERPRISES, INC.                                 Michigan
MINNEAPOLIS MOTEL ENTERPRISES, INC.                        Minnesota
SERVICO ROSEVILLE, INC.                                    Minnesota
LODGIAN MOUNT LAUREL, INC.                                New Jersey
SERVICO JAMESTOWN, INC.                                    New York
SERVICO NEW YORK, INC.                                     New York
SERVICO NIAGARA FALLS, INC.                                New York
SERVICO GRAND ISLAND, INC.                                 New York
FAYETTEVILLE MOTEL ENTERPRISES, INC.                    North Carolina
APICO INNS OF GREEN TREE, INC.                           Pennsylvania
APICO HILLS, INC.                                        Pennsylvania
SERVICO HILTON HEAD, INC.                               South Carolina
SERVICO AUSTIN, INC.                                         Texas
SERVICO MARKET CENTER, INC.                                  Texas


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